9

                               FORM S-8

        REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FIRST COMMUNITY BANCSHARES, INC.
            (Exact name of registrant as specified in its charter)

Nevada                                                              55-
0694814
(State of other jurisdiction of                             (I.R.S.
Employer
incorporation or organization)
Identification No.)
1001 Mercer Street
Princeton, West Virginia  24740
(Address of principal executive offices)
Employee Stock Ownership and Savings Plan
(Full title of the plan)
John M. Mendez
1001 Mercer Street
Princeton, West Virginia 24740
(Name and address of agent for service)
(304) 487 - 9000

(Telephone number, including area code, of agent for service)



Calculation of Registration Fee

Title of Amount to     Proposed    Proposed  Amount of
securities               be        maximum   maximum      registration
to be     registered   offering    aggregate fee
registered                         price per  offering
                                   unit (1)   price

Common
Stock Par
value $1.00          150,000 shares         $32.75        $4,912,500
$1,450


 (1) Pursuant to Rule 457(c), the price used in computing the registration fee is based upon the average bid-ask price reported as of September 8, 1998, in the stock's unlisted over-the-counter market.

                                PART I
         INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS



Item 1.  Plan Information

The information required by this item is contained in the summary plan description delivered to each participant in the Plan.



Item 2.  Registrant   Information  and  Employee  Plan   Annual
          Information.

The required incorporation by reference and written statement are set forth in the material delivered to each participant.

                                PART II

          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents are incorporated herein by reference:

     1. The Registrant's latest Annual Report on Form 10-K filed pursuant to
     Section  15(d) of the Securities Exchange Act of 1934 (the
          "Act").

     2.  All  other  reports filed or to be filed  pursuant  to
          Section 15(d) of the
     Act since the end of the fiscal year covered by the Annual
          Report referred to
     above.

     3. The description of the Registrant's common stock contained in its Form
     l0 filed Pursuant to the Act.

All  documents subsequently filed under. the Act prior  to  the filing of a
post-effective amendment indicating that all securities registered hereby have been sold, or deregistering any unsold securities, are deemed incorporated herein by reference from and as of the filing dates thereof.

Item 4.  Not Applicable.

Item 5.  Not Applicable.

Item 6.  Indemnification of Directors and Officers.

Section 27 of the Bylaws of the Registrant requires indemnification of directors and officers of the Registrant and any person serving as such for another corporation at the request of the Registrant, against costs and expenses at any time reasonably incurred by him arising out of or in connection with any claim, action, suit or proceeding, civil or criminal, against him or to which he may be made a party by reason of his being or having been such director or officer except in relation to matters as to which he shall be adjudged in such action, suit or proceeding to be liable for gross negligence or willful misconduct in the performance of his duty to the
Corporation. If, in the judgment of the Board of Directors of this
Corporation, a settlement of any claim, action, suit or proceeding so arising be deemed in the best interests of the Corporation, any such director or officer shall be reimbursed for any amounts paid by him in effecting such settlement and reasonable expenses incurred in connection therewith. The foregoing right of indemnification shall be, in addition to, any and all rights to which any director or officer may be entitled as a matter of law.

Section  78.751  of Chapter 78, Title 7 of the  Nevada  Revised
Statutes permits
a  corporation to indemnify its directors, officers,  employees and agents in
connection  with civil and criminal actions if  they  acted  in good faith and in
a  manner  they reasonably believed to be in or not opposed  to the best
interests of the corporation. Such indemnification is permitted in connection with stockholders, derivative actions, but only if such persons are not adjudged liable or upon court order. Section 78.752 authorizes the purchase of insurance or the making of other financial arrangements to cover such person's exposure, whether or not the corporation is authorized to indemnify such person.

Item 7.  Exemption from Registration Claimed.  Not Applicable.







Item 8. Exhibits.


     (4)  Instruments  Defining the Rights of Security  Holders
          (not applicable)
     (5)  (a) Opinion of Counsel Re: Legality (not applicable)
          (b) Internal Revenue Service determination letter

     (15)  Letter Re: Unaudited Interim Financial Information
     (23)  Consents of Experts and Counsel
     (24)  Power of Attorney (set forth preceding signatures)
     (99)  Additional Exhibits (not applicable)

Item 9.  Undertakings

     a.  The undersigned Registrant hereby undertakes:

     (1)  To  file, during any period in which offers or  sales are
          being  made,  a  post-effective  amendment  to   this
          Registration Statement:

          (I)  To  include  any prospectus required by  Section
               10(a)(3) of the Securities
          Act of 1933:

          (ii)   To  reflect  in the prospectus  any  facts  or
               events arising after the
          effective date of the Registration Statement (or  the
               most recent posteffective
          amendment  thereof)  which, individually  or  in  the
               aggregate, represent a
          fundamental  change in the information set  forth  in
               the Registration
          Statement.    Notwithstanding  the   foregoing,   any
               increase or decrease in
          volume  of  securities offered (if the  total  dollar
               value of securities
          offered  would  not exceed that which was registered)
               and any deviation from
          the low or high end of the estimated maximum offering
               range may be
          reflected  in  the form of prospectus filed with  the
               Commission pursuant to
          Rule 424(b)  (230.424(b) of this chapter) if, in  the
               aggregate, the changes
          in volume  and  price represent no more  than  a  20%
               change in the maximum
          aggregate   offering   price   set   forth   in   the
               "Calculation of Registration Fee"
          table in the effective registration statement;

          (iii)   To  include  any  material  information  with
               respect to the plan of
          distribution   not   previously  disclosed   in   the
               Registration Statement or any
          material   change   to   such  information   in   the
               Registration Statement:

               Provided, however, that paragraphs (a) (1) (i) and (a) (1) (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934
               that  are  incorporated  by  reference  in   the
               Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities
      Act of  1933, each such post-effective amendment shall be
          deemed to be a
      new Registration  Statement relating  to  the  securities
          offered therein, and the
      offering  of such securities at that time shall be deemed
          to be the initial
      bona fide offering thereof.

      (3) To remove from Registration by means of a post-effective amendment any of the securities being registered which remain unsold at
          the termination of
      the offering.

      b.  The  undersigned  Registrant hereby undertakes  that,
          for purposes of
      determining  any  liability under the Securities  Act  of
          1933, each filing of
      the Registrant's Annual Report pursuant to Section  13(a)
          or Section 15(d) of
      the Securities   Exchange  Act  of   1934   (and,   where
          applicable, each filing of an
      employee   benefit  plan's  annual  report  pursuant   to
          Section 15(d) of the
      Securities Exchange Act of 1934) that is incorporated  by
          reference in the
      Registration  Statement  shall be  deemed  to  be  a  new
          Registration Statement
      relating  to  the  securities offered  therein,  and  the
          offering of such
      securities  at  that  time  shall be  deemed  to  be  the
          initial bona fide offering
      thereof.

      c.  Insofar  as  indemnification for liabilities  arising
          under the Securities
      Act of  1933 may be permitted to directors, officers  and
          controlling persons
      of the  Registrant pursuant to the foregoing  provisions,
          or otherwise, the
      Registrant  has been advised that in the opinion  of  the
          Securities and
      Exchange   Commission  such  indemnification  is  against
          public policy as expressed
      in the  Act  and  is, therefore, unenforceable.   In  the
          event that a claim for
      indemnification against such liabilities (other than  the
          payment by the
      Registrant  of  expenses incurred or paid by a directors,
          officer or controlling
      person  of  the  Registrant in the successful defense  of
          any action, suit or
      proceeding)  is  asserted  by such director,  officer  or
          controlling person in
      connection  with  the  securities being  registered,  the
          Registrant will, unless
      in the  opinion  of  its  counsel  the  matter  has  been
          settled by controlling
      precedent,  submit to a court of appropriate jurisdiction
          the question whether
      such  indemnification by it is against public  policy  as
          expressed in the Act
      and will be governed by the final adjudication of such issue.


                           Power of Attorney

Each  person  whose  signature appears below hereby  authorizes
Eugene E.
Derryberry or Karl W. Uotinen to execute in the name of such person, and to file any amendment to this Registration Statement making such changes therein as the Registrant deems appropriate, and appoints such person named above as
Attorney-in-Fact to sign in his behalf individually and in each capacity stated below and file all amendments to this Registration Statement.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Mercer, West Virginia on September 15, 1998.

                               FIRST COMMUNITY BANCSHARES, INC.


                                  By:
                     ____________________________
                                ______
                                 President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration
Statement has been signed by the following persons in the capacities and on the date indicated.

Signature            Title                        Date

____________________________                  President and Chief
Executive            September 16,1998
James L. Harrison, Sr.                                                   Officer; Director
(Principal
                     Executive Officer)

____________________________                  Vice President - Finance;  September 16, 1998
John M. Mendez       Director (Chief Accounting
                     Officer/Chief Financial Officer)

____________________________                  Director September 16, 1998
Sam Clark

____________________________                  Director September 16, 1998
Allen T. Hamner

____________________________                  Director September 16, 1998
B. W. Harvey

____________________________                  Director September 16, 1998
I. Norris Kantor

____________________________                  Director September 16, 1998
A. A. Modena

_____________________________                 Director
September 16,1998
Robert E. Perkinson, Jr.

_____________________________                 Director
September 16, 1998
William P. Stafford

_____________________________                 Director
September 16, 1998
William P. Stafford, II

_____________________________                 Director
September 16, 1998
W. W. Tinder, Jr.

_____________________________                 Director
September 16, 1998
Harold Wood

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of First Community Bancshares, Inc. on Form S-8 of our report dated January
30, 1998, incorporated by reference in the Annual Report on Form 10-K of
First  Community Bancshares, Inc. for the year  ended  December
31, 1997.








Deloitte & Touche LLP
Pittsburgh, Pennsylvania
September 16, 1998

Internal Revenue Service
District Director
Cincinnati Service Center
PO Box 2508
Cincinnati   OH   45201                         Employer Identification
Number:
                                                           55-0710056
Date:  February 3, 1998                      DLN:  17007324094007
                                            Person  to Contact:   Cindy
Perry
                                                    Contact   Telephone
Number:
FIRST COMMUNITY BANCSHARES INC          (513) 241-5199
PO BOX 5939                                                 Plan Name:
PRINCETON, WV  24740                          EMPLOYEE STOCK  OWNERSHIP
PLAN
                                                                    AND
SAVINGS PLAN
                                                                   Plan
Number:

001

Dear Applicant:

We have made a favorable determination on your plan, identified above, based on the information supplied. Please keep this letter in your permanent records.

Continued qualification of the plan under its present form will depend on its effect in operation. (See section 1.401-1(b)(3) of the Income Tax Regulations.) We will review the status of the plan in operation periodically.

The  enclosed  document  explains the significance  of  this  favorable determination
letter, points out some events that may effect the qualified status  of your
employee retirement plan, and provides information on the reporting
requirements  for  your  plan.   It also  describes  some  events  that
automatically
nullify it.  It is very important that you read the publication.

This  letter relates only to the status of your plan under the Internal
Revenue
Code.   It is not a determination regarding the effect of other federal
or
local statutes.

This determination letter is applicable for the amendment(s) adopted on December 31, 1996.

This plan satisfies the requirements of Code section 4975(e)(7).

This plan has been mandatorily disaggregated, permissively aggregated, or restructured to satisfy the nondiscrimination requirements.

This plan satisfies the nondiscrimination in amount requirement of section
1.401(a)(4)-1(b)(2) of the regulations on the basis of a design-based safe harbor described in the regulations.

This plan satisfies the nondiscriminatory current availability requirements of section 1.401(a)(4)-4(b) of the regulations with respect to those benefits, rights and features that are currently available to all employees in the plan's coverage group. For this purpose, the plan's coverage group consists of those employees treated as currently benefiting for purposes of demonstrating that the plan satisfies the minimum coverage requirements of section 410(b) of the Code.

Except as otherwise specified this letter may not be relied upon with respect to whether the plan satisfies the qualification requirements as amended by the Uruguay Round Agreements Act, Pub. L. 103-465 and by the Small Business
Job Protection Act of 1996 (SBJPA), Pub. L. 104-108, other than the requirements of Code section 401(a)(26).

This letter considers the amendments required by the Tax Reform Act of 1986, except as otherwise specified in this letter.

We have sent a copy of this letter to your representative as indicated in the power of attorney.

If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.

Sincerely yours,
/C. Ashley Bullard/
District Director

Enclosures
Publication 794
Reporting & Disclosure Guide
for Employee Benefit Plans

EXHIBIT 15

September 16, 1998

First Community Bancshares, Inc.
Princeton, WV

We have a made a review, in accordance with standards established by the
American Institute of Certified Public Accountants, of the unaudited interim financial information of First Community Bancshares, Inc. for the periods ended March 31, 1998 and 1997 and June 30, 1998 and 1997, as indicated in our reports dated April 24, 1998 and August 5, 1998, respectively; because we did not perform au audit, we expressed no opinion on that information.

We are aware that our reports referred to above, which were included in your
Quarterly  Reports on Form 10-Q for the quarters ended March  31,  1998 and June
30,  1998,  are  being incorporated by reference in  this  Registration
Statement on
Form S-8.

We  also  are aware that the aforementioned reports, pursuant  to  Rule
436(c)
under the Securities Act of 1933, are not considered a part of the Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.

DELOITTE & TOUCHE LLP
Pittsburgh, Pennsylvania